UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 15, 2009
Date of Report (date of earliest event reported)

NATIONAL DENTEX CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 000-23092

MASSACHUSETTS	04-2762050
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
2 Vision Drive, Natick, MA	01760
(Address of Principal Executive Offices)	(Zip Code)

(508) 907-7800
(Registrant's Telephone No., including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b), (c), (e)	Management Succession Plan of National Dentex Corporation

On December 15, 2009, the Board of Directors (the “Board”) of National Dentex Corporation (“National Dentex”) approved a management succession plan for National Dentex.  Under the management succession plan, Mr. David Harkins, 68, Chairman of the Board, will resign from his position as Chairman and become the Board’s Lead Independent Director.  Mr. David Brown, 68, President and Chief Executive Officer, will resign from his position as President, continue as Chief Executive Officer, and assume the role of Chairman of the Board.  Mr. John (Josh) Green, 56, Executive Vice President, Laboratory Operations, will become President and Chief Operating Officer.  These changes will be effective January 1, 2010.

In conjunction with his appointment as President and Chief Operating Officer, the Board, upon recommendation of the Compensation Committee of National Dentex, approved an increase in the base salary of Mr. Green from $350,000 to $400,000, to be effective January 1, 2010.

Mr. Green founded Green Dental Laboratories in Heber Springs, Arkansas in 1980, which was acquired by National Dentex in March 2005. In January 2007, Mr. Green was appointed our Executive Vice President of Laboratory Operations.  Since that time, Mr. Green has had full responsibility for all operations of the Company’s forty-five dental laboratories.  Prior to his appointment, Mr. Green was serving as a consultant to the Company.  Mr. Green has lectured nationally and internationally on dental laboratory management and implant and cosmetic reconstruction. He has served on the boards of directors of both The Dental Laboratory Conference and the American Dental Trade Association.

In March 2005, National Dentex acquired all of the outstanding capital stock of Green Dental Laboratories, Inc.  As part of the consideration for that transaction, Mr. Green received $814,540 in 2008. Also in 2008, National Dentex paid Mr. Green an additional $158,667 as consideration under a non-competition agreement that National Dentex had as a result of the acquisition.   No further payments are due Mr. Green from these transactions.

National Dentex issued a press release announcing the approval of the management succession plan, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(b)	Retirement of Mr. Arthur B. Champagne, Senior Vice President

On December 15, 2009, Mr. Arthur B. Champagne, 69, Senior Vice President, announced he would be retiring effective December 31, 2009.  Mr. Champagne has been employed by the Company and its predecessor for 52 years.  He became Senior Vice President in January 2007 and has been focused on designing and maintaining our laboratory facilities.

Item 8.01	Other Events

The information included in Item 5.02 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

99.1      Press release of National Dentex Corporation, dated December 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL DENTEX CORPORATION
(Registrant)

December 16, 2009	By:	/s/ Richard F. Becker, Jr.
Richard F. Becker, Jr.
Executive Vice President and Treasurer

Exhibit List

99.1      Press release of National Dentex Corporation, dated December 16, 2009.